Exhibit 99.1

Smart for Life on Track to Close Pending Acquisition
of Ceautamed Worldwide

Acquisition Expected to Close in June and Result in Significant Operating Efficiencies

Company Provides Response to Nasdaq Notice

Miami, FL – June 8, 2022 – Globe Newswire – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a global leader in the Health & Wellness sector marketing and manufacturing nutritional supplements and foods worldwide, today reported that due diligence is complete and the previously announced pending acquisition of Ceautamed Worldwide, LLC is on track for closing this month. In connection with the transaction, Smart for Life is making a $1 million payment toward the acquisition this week, with an expectation of closing by June 30, 2022, but no later than July 29, 2022.

“I am pleased to report that we are on track to complete the transformative acquisition of Ceautamed now that we have completed due diligence, as well as finalization of key documentation,” noted A.J. Cervantes, Jr., Executive Chairman for Smart for Life. “Ceautamed’s Chairman, Stuart Benson, and CEO, Ryan Benson, have been actively collaborating with our team to help ensure a seamless transition and optimize the consolidation of Ceautamed’s operations with our own. In particular, we look forward to transitioning Ceautamed’s manufacturing to our wholly owned FDA-certified manufacturing facility in Miami. Historically, Ceautamed has relied on third-party manufacturers, and the consolidation of our operations should result in meaningful operating efficiencies and cost savings.”

“A.J. and his team have been highly proactive in the identification of joint opportunities that we plan to implement on closing, which have the potential to significantly enhance sales by leveraging Smart for Life’s established direct-to-consumer and wholesale distribution channels,” said Stuart Benson. “In addition, Alan Bergman, Smart for Life’s Chief Financial Officer, has spent a significant amount of time at our facility identifying meaningful consolidation benefits.”

Darren Minton, Chief Executive Officer, stated, “The Ceautamed acquisition is another validation of our Buy-and-Build strategy, supporting our goal of creating a dominant global force in the health & wellness sector as we move toward our previously stated mission of $100 million in annualized revenues within the next 12 months. We could not be more excited to extend our offering to include Ceautamed’s broad product line, which includes their highly regarded Greens First brand, and variety of well-designed nutritional products, such as antioxidant rich supplements, plant-based protein, alkalizing nutrients and products designed for weight management.”

Response to Nasdaq Notice

Smart for Life also reported that on June 2, 2022, it received a notification from the Nasdaq Stock Market indicating that the Company will have a 180-day grace period, until November 29, 2022, to regain compliance with Nasdaq’s $1.00 minimum bid requirement. Compliance will be achieved automatically and without further action when the closing bid price of the Company’s stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of its compliance and the matter will be closed. In accordance with Nasdaq Marketplace rules, following the initial grace period, the Company believes it would be eligible for an additional 180-day grace period, assuming it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. The Nasdaq letter does not impact Smart for Life’s current listing on the Nasdaq Capital Market.

“We are an emerging growth, early-stage public company that came public in the midst of public markets turmoil, high inflation, bear markets, the Russian-Ukrainian war and the material diminution of market valuations for large and small public companies across the board as a result of abhorrent market conditions. We believe it is only a matter of time before the market recognizes the opportunity that Smart for Life represents,” stated Mr. Cervantes.

Mr. Minton added, “Despite adverse market conditions, demand for nutraceutical products continues to grow and we are executing on our business model, including accretive acquisitions of companies with positive cash flow, coupled with organic growth. This extension provides us with another six months, potentially twelve months, to further our business, complete acquisitions and achieve significant organizational milestones, which we believe will drive significant value for our shareholders. Following our acquisition of Ceautamed, we plan to initiate an comprehensive investor and public relations program to drive awareness for Smart for Life in advance of a number of meaningful upcoming catalysts.”

About Ceautamed Worldwide

Ceautamed Worldwide, based in Boca Raton, Florida, was formed in 2009 and owns the Greens First line of branded products, which have been specifically marketed to the healthcare provider sector. These vitamins and supplements have been sold on a business-to-business basis, direct-to-consumer, as well as sold utilizing an international medical distribution company pursuant to a long-term contract. Ceautamed’s Greens First brand also maintains an online presence at: www.greensfirst.com.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a global holding company, the Company is executing a buy-and-build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues within the next thirty-six months. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates four subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing and GSP Nutrition. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Video regarding the Company’s manufacturing facility at Bonne Santé Natural Manufacturing is available at: www.bonnesantemanufacturing.com/video.

Investor material and a Fact Sheet with additional information about Smart for Life is available at: www.smartforlifecorp.com/investor-center.

Forward-Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com

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